UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2006

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1212 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 23, 2006, IRIDEX Corporation (“IRIDEX” or the “Company”) received a written Staff Determination notice from the Nasdaq Stock Market, stating that IRIDEX is not in compliance with Nasdaq Marketplace Rule 4310(c)(14). This notice was received because the Company has not filed its Quarterly Report on Form 10-Q for the period ended July 1, 2006. The Company issued a press release on August 29, 2006 disclosing its receipt of this Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The Nasdaq Staff Determination notice indicated that the Company’s securities will be delisted from the Nasdaq Global Market unless IRIDEX requests a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). Accordingly, the Company announced on August 29, 2006 that it will request such a hearing before the Panel to review the Nasdaq Staff Determination notice. Pending a decision by the Panel, IRIDEX’ common stock will remain listed on the NASDAQ Stock Market. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.
As previously announced, the Audit Committee of the IRIDEX Board of Directors is conducting an independent investigation, with the support of outside counsel, to review the Company’s recognition of revenue relating to certain sales in the fourth quarter of fiscal 2004, and the Company’s related revenue recognition practices. Outside counsel is currently working with IRIDEX management to determine whether the results of the review will require Iridex to restate any financial statements for fiscal 2004, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and the first quarter of fiscal 2005, which ended March 31, 2005. The Company previously disclosed in its filing on Form 12b-25 dated August 15, 2006 and in its Periodic Report on Form 8-K dated August 21, 2006 that it would not be able to file its Quarterly Report on Form 10-Q on time because the Audit Committee’s review and analysis is ongoing. The Audit Committee is making every effort to complete its review and analysis, and the Company will make every effort to file its Quarterly Report on Form 10-Q as soon as practicable after the completion of the Audit Committee’s review and analysis.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          99.1 Press release dated August 29, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION
By:	/s/ Larry Tannenbaum
Larry Tannenbaum
Chief Financial Officer, Secretary and Senior Vice President of Finance and Administration

Date: August 29, 2006

Exhibit Index
99.1     Press release dated August 29, 2006.